Verano Announces Strong First Quarter 2026 Financial Results
Highlighted by $208 Million in Revenue

Company generates revenue growth for second consecutive quarter driven by retail performance, achieves margins within guidance range, and announces $20 million share repurchase authorization

CHICAGO, April 30, 2026 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the first quarter ended March 31, 2026, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).
First Quarter 2026 Financial Highlights

	For the Three Months Ended,
($ in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Revenues, net of Discounts	208,178	206,613	209,809
Gross Profit	98,976	105,695	99,581
Income (Loss) from Operations	13,099	(157,583)	15,002
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(17,823)	(183,411)	(11,515)
Adjusted EBITDA[1]	49,004	55,534	54,398
First Quarter 2026 Financial Highlights
•Revenues, net of discounts, of $208 million, an increase of 1% versus the prior quarter, and a decrease of 1% year-over-year.
•Gross profit of $99 million or 48% of revenue.
•SG&A expenses of $86 million or 41% of revenue.
•Net Loss of $(18) million or (9)% of revenue.
•Adjusted EBITDA1 of $49 million or 24% of revenue.
•Net cash provided by operating activities of $19 million.
•Capital expenditures of $15 million.
Management Commentary
"Following last week’s historic rescheduling announcement and a strong first quarter highlighted by sequential revenue growth, 2026 has the potential to be a transformative year for Verano and the entire industry,” said George Archos, Verano founder, chairman and Chief Executive Officer. “Throughout the first quarter, we secured our new $195 million credit facility to fund strategic growth initiatives, strengthened our retail footprint in Florida, elevated our cultivation and processing operations, and launched new products that continue to generate market share growth in the fastest-growing categories.”
Archos concluded: "As we aim to drive further momentum for the business in 2026, Verano is well-positioned to quickly capitalize on a final Schedule III designation - a game-changing catalyst delivered by President Trump and Acting Attorney General Blanche that promises to unlock the full medical, research and commercial potential of America's next great industry while providing meaningful health and wellness benefits to millions of Americans nationwide."

First Quarter 2026 Financial Overview
Revenues, net of discounts, for the first quarter 2026 were $208 million, up from $207 million for the fourth quarter 2025, and down from $210 million for the first quarter 2025. The increase in revenue for the first quarter 2026 compared to the fourth quarter 2025 was primarily driven by strong retail performance. The slight decrease in revenue for the first quarter 2026 compared to the first quarter 2025 was driven by increased competition and promotional activity in wholesale markets.
Gross profit for the first quarter 2026 was $99 million or 48% of revenue, down from $106 million or 51% of revenue for the fourth quarter 2025, and down from $100 million or 47% of revenue for the first quarter 2025. The slight decrease in gross profit for the first quarter 2026 compared to the first quarter 2025 was primarily driven by an increase in promotional activity.
SG&A expenses for the first quarter 2026 were $86 million or 41% of revenue, flat from $86 million or 42% of revenue for the fourth quarter 2025, and up from $85 million or 40% of revenue for the first quarter 2025. The slight increase in SG&A expenses for the first quarter 2026 compared to the first quarter 2025 was primarily driven by new store openings.
Net loss for the first quarter 2026 was $(18) million or (9)% of revenue, versus $(12) million or (5)% of revenue in the first quarter 2025. The increase in net loss for the first quarter 2026 compared to the first quarter 2025 was primarily driven by expenses associated with repaying all outstanding obligations under the Company's prior 2022 credit agreement.
Adjusted EBITDA1 for the first quarter 2026 was $49 million or 24% of revenue.
Net cash provided by operating activities for the first quarter 2026 was $19 million, up from $2 million for the first quarter 2025.
Capital expenditures for the first quarter 2026 were $15 million, up from $14 million for the first quarter 2025, and up from $9 million in the fourth quarter 2025.
2026 Guidance
•The Company reiterates its 2026 capital expenditures guidance range of $30 million to $50 million.
First Quarter 2026 Operational Highlights
•Strengthened national product portfolio in fast-growing pre-roll category with the launch of Swift Lifts as a standalone brand.
•Elevated Florida retail footprint with the opening MÜV Deltona and MÜV Lehigh Acres.
•Upsized the revolving credit facility commitment to $100,000,000 and extended maturity date to February 28, 2029.
•Closed on a $195,000,000 senior secured term loan and drew the remaining $50,000,000 under its existing revolving credit facility to payoff and terminate the Company’s 2022 credit facility.
Subsequent Operational Highlights
•Expanded Florida retail footprint with the opening of MÜV Miramar Beach, the Company's 85th Florida dispensary and 162nd location nationwide.
•Celebrated historic cannabis rescheduling announcement on April 23, 2026.
•Announced $20 million share repurchase authorization.
•Current operations span 13 states, comprised of 162 dispensaries and 14 production facilities with more than 1.1 million square feet of cultivation capacity.
Balance Sheet and Liquidity
As of March 31, 2026, the Company’s current assets were $395 million, including cash and cash equivalents of $74 million. The Company had working capital of $276 million and total debt, net of issuance costs, of $395 million.

The Company’s total issued and outstanding shares of common stock was 364,343,003 as of March 31, 2026.
Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for April 30, 2026 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results.
•Investors and participants can register in advance for the call by visiting: https://register-conf.media-server.com/register/BI59a4e1bd550347449ec24169cf6f0f9e
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On April 30, 2026, the live webcast can be accessed via the following link: https://edge.media-server.com/mmc/p/64zm6h94
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
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1Adjusted EBITDA and Adjusted EBITDA as a percentage of revenue (“Adjusted EBITDA Margin”) are non-U.S. GAAP financial measures. Each is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to Adjusted EBITDA is net income (loss) and the most directly comparable measure to Adjusted EBITDA Margin is net income (loss) as a percentage of revenue (“net income (loss) margin”). The reconciliation of (i) Adjusted EBITDA to U.S. GAAP net income (loss) and (ii) Adjusted EBITDA Margin to net income (loss) margin is set forth below in the tables included in this news release.
Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.
The Company calculates EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization; Adjusted EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items and Adjusted EBITDA Margin as net income (loss) before net interest expense, income tax expense, depreciation and amortization and exclusion of certain one-time extraordinary items as a percentage of revenue. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.
Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their U.S. GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Savvy™, (the) Essence™, Swift Lifts™, HYPHEN™, Encore™, BITS™, Avexia™, MÜV™, CTPharma™, and Verano™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.
Contacts:
Investors
Verano
Aaron Miles
Chief Investment Officer
Investors@verano.com
Media
Verano
Steve Mazeika
Vice President, Communications
steve.mazeika@verano.com

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.
Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Consolidated Statements of Operations

	For the Three Months Ended,
	March 31, 2026	December 31, 2025	March 31, 2025
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net of Discounts	$208,178	$206,613	$209,809
Cost of Goods Sold, net	109,202	100,918	110,228
Gross Profit	$98,976	$105,695	$99,581
Gross Profit %	48%	51%	47%
Operating Expenses:
Selling, General and Administrative Expenses	85,877	85,838	84,579
Loss on Impairment of Intangibles – Goodwill	—	86,591	—
Loss on Impairment of Intangibles – License & Fixed Assets	—	90,849	—
Total Operating Expenses	85,877	263,278	84,579
Income (Loss) from Operations	$13,099	$(157,583)	$15,002
Other Income (Expense)
Loss on Disposal of Property, Plant and Equipment	(27)	(1,034)	(84)
Gain on Deconsolidation	—	—	4,739
Loss on Debt Extinguishment	(5,738)	—	(63)
Interest Expense, net	(12,312)	(12,608)	(13,562)
Other Expense, net	(1,222)	(1,450)	(198)
Total Other Income (Expense), net	(19,299)	(15,092)	(9,168)
Income (Loss) Before Provision for Income Taxes	$(6,200)	$(172,675)	$5,834
Provision for Income Tax Expense	(11,623)	(10,736)	(17,349)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(17,823)	$(183,411)	$(11,515)

VERANO HOLDINGS CORP.
Highlights from Consolidated Balance Sheets

	As of
	March 31, 2026	December 31, 2025
($ in thousands)	(Unaudited)	(Audited)
Cash and Cash Equivalents	$74,026	$82,724
Other Current Assets	320,495	321,927
Property, Plant and Equipment, net	488,106	492,473
Intangible Assets, net	564,575	579,090
Goodwill	161,009	161,009
Other Long-Term Assets	100,137	104,371
Total Assets	$1,708,348	$1,741,594

Total Current Liabilities	118,911	140,261
Total Long-Term Liabilities	902,867	898,954
Shareholders' Equity	688,347	704,156
Non-Controlling Interest	(1,777)	(1,777)
Total Liabilities and Shareholders' Equity	$1,708,348	$1,741,594

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,
	March 31, 2026	December 31, 2025	March 31, 2025
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(17,823)	$(183,411)	$(11,515)
Interest Expense, net	12,312	12,608	13,562
Income Tax Expense	11,623	10,736	17,349
Depreciation and Amortization	29,188	29,316	31,791
EBITDA	$35,300	$(130,751)	$51,187

COGS Add-backs:
Acquisition, Transaction and Other Non-operating Costs	—	1,378	2,282
Employee Stock Compensation	232	432	648

SG&A Add-backs:
Acquisition, Transaction and Other Non-operating Costs	3,155	1,820	1,269
Employee Stock Compensation	1,977	1,910	2,655

Impairments	—	177,440	—

Acquisition Adjustments and Other (Income) & Expense, net	8,340	3,305	(3,643)

Adjusted EBITDA[2]	$49,004	$55,534	$54,398

Net Loss Margin	(9)%	(89)%	(5)%
Adjusted EBITDA Margin[2]	24%	27%	26%